UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2000

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State of Other Jurisdiction of Incorporation)

0-28472	77-0333728
(Commission File Number)	(IRS Employer Identification Number)

278 Hope Street
Mountain View, CA 94041
(Address of principal executive offices including zip code)

(650) 564-9699
(Registrant's telephone number, including area code)

278 Hope Street
Mountain View, CA 94041
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. Changes in Registrant's Certifying Accountant

As previously reported on Form 8-K, on March 6, 2000, Digital Video Systems, Inc. (the "Company") retained Burr, Pilger & Mayer ("BPM") to serve as the Company's independent auditors. On June 16, 2000, BPM delivered a letter advising the Company that effective as of that date, BPM had resigned as the Company's independent auditors. The primary reason stated for the resignation was continued nonpayment of outstanding invoices. However, the letter also highlighted certain accounting matters that remained unresolved at that date. Those matters, which are discussed below, were subsequently resolved to the satisfaction of the Company and BPM prior to the completion of the audit of the Company's consolidated financial statements for the fiscal year ended March 31, 2000.

Between June 19, 2000 and June 29, 2000, various discussions were had between Douglas Watson, the Chairman of the Company's Audit Committee, and members of senior management of BPM. Those discussions resulted in the resolution of the unresolved issues raised in the June 16, 2000 resignation letter, including satisfactory settlement of then outstanding fees, as well as the unresolved accounting matters. On June 29, 2000, the Company paid the outstanding monies owed to BPM, and both the Company and BPM executed a new engagement letter. In its letter to the Office of Chief Accountant, dated August 1, 2000, BPM confirmed that it had agreed to "continue or reengage" as the Company's independent auditors, as of the date of the June 29, 2000 updated engagement letter.

Subsequent to June 29, 2000, BPM completed the audit for the fiscal year ended March 31, 2000 and its report on the audited consolidated financial statements is included in the Company's Annual Report on Form 10-KSB, which was filed with the Securities and Exchange Commission (the "Commission") on July 31, 2000. The report on the consolidated financial statements for the fiscal year ended March 31, 2000 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

The Chairman of the Company's Audit Committee directly participated in the discussions and negotiations with BPM on behalf of the Company and he approved, pursuant to his delegated authority from the Audit Committee, the settlement with and reengagement of BPM. His actions have been ratified by the Audit Committee as a whole.

In connection with its audit for the fiscal year ended March 31, 2000 and through the June 16, 2000 date of resignation, there were no disagreements with BPM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPM would have caused it to make reference thereto in its report on the consolidated financial statements for such fiscal year. However, the June 16, 2000 BPM letter expressly mentioned four issues which may be deemed "reportable events," as that term is defined by Item 304(a)(1)(v) of Regulation S-B, which issues remained unresolved at the date of BPM's temporary resignation.

1. The timing of revenue recognition of the consideration for the sale of an option to purchase a 20% interest in the Company's wholly-owned Korean subsidiary;

2. Upon exercise of the option described in Item 1 above, recordation of the cost basis of the investment in the Korean subsidiary and an adjustment to the amount of gain recognized on the transaction.

3. Accounting recognition of the minority interest in the Korean subsidiary subsequent to the exercise of the purchase option.

4. Establishment of an appropriate estimated useful life for the amortization of purchased technology which was changed from three years to fifteen years during the fiscal year ended March 31, 2000.

The Chairman of the Audit Committee and BPM discussed the resolution of these matters and, after review, the Company agreed with the BPM recommended handling of each issue. Accordingly, the audited consolidated financial statements for the fiscal year ended March 31, 2000 incorporated the recommended accounting treatment for each of the matters.

The Company requested that BPM furnish it with a letter addressed to the Commission, stating whether or not it agrees with the above statements. That letter is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

16.1 Letter from Burr, Pilger & Mayer to the Securities and Exchange Commission, dated August 8, 2000, in response to the statements in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2000
DIGITAL VIDEO SYSTEMS, INC.
	By:	/s/ Mali Kuo Mali Kuo Co-Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Exhibit Description
16	Letter from Burr, Pilger & Mayer to the Securities and Exchange Commission, dated August 8, 2000, in response to the statements in this Current Report on Form 8-K.

BPM ®
BURR, PILGER & MEYER
Accountants and Consultants

August 8, 2000

Securities and Exchange Commission
450 Fifth Street
Washington, D. C. 20549
Federal Way, WA 98003

Ladies and Gentlemen:	Re:	Digital Video Systems, Inc. Commission File No. 0-28472 Form 8-K

We have read the Form 8-K of Digital Video Systems, Inc. for the report date of June 16, 2000 and are in agreement with the statements contained in Item 4 therein.

Very truly yours,

Burr, Pilger & Mayer